Exhibit 10.11

Power of Attorney

The Power of Attorney is signed by [NAME] (hereinafter referred to as “I” or the “Appointor”) and issued to Yunnan Century Long-Spring Technology Co., Ltd. (hereinafter referred to as the “Attorney”) on [DATE]. I hereby grant the Attorney a special agency right, specifically entrusting and authorizing the Attorney as my agent, in my name, to exercise or sub-delegate the exercise of my power, rights and authorities entitled as a shareholder of Long-Spring Education Holding Group Limited (hereinafter referred to as the “Subject Company”), including but not limited to:

(1)	as my agent, proposing to convene, and attending, the shareholders’ meetings in accordance with the articles of association of the Subject Company;

(2)

exercising voting rights, and making and executing agreements on my behalf in connection with all matters subject to discussion and resolution by the shareholders’ meetings (including but not limited to appointing and electing the directors, general manager, deputy general manager, and chief financial officer of the Subject Company, disposing of the Subject Company’s assets, and deciding to liquidate or dissolve the Subject Company, designating and assigning the liquidation group members and/or their agents for the Subject Company, approving the liquidation plan and liquidation report, etc., and exercising the authorities of the liquidation group during the liquidation period under the laws);

(3)	signing any shareholders’ meeting minutes, shareholders’ (meeting) resolution or other legal documents;

(4)	instructing the directors, legal representative or other persons of the Subject Company to act on the intention of the Attorney;

(5)

as my agent, exercising other voting rights of shareholders under the articles of association of the Subject Company (including any other voting rights of shareholders provided in the amended articles of association);

(6)

completing the legal formalities such as registration, approval, permission and filing of the Subject Company with the administration for industry and commerce or other competent government authorities;

(7)	deciding to transfer or otherwise dispose of the equity interests held in the Subject Company; and

(8)	other rights of any shareholder as prescribed by the applicable PRC laws, regulations and the articles of association of the Subject Company (and its amendments from time to time).

The Attorney has the right to designate and sub-delegate the aforesaid power, rights and authorities granted to the Attorney to, the directors of the Attorney or their designated individuals.

The successor or liquidator who has the right to inherit or succeed to the civil rights of the Attorney for any reason such as the division, merger, liquidation of the Attorney, has the right to exercise all the aforesaid power, rights and authorities instead of the Attorney.

I irrevocably agree that the authorization and delegation set out herein shall not be invalidated, revoked, derogated or otherwise affected adversely in the event of an increase, a decrease, merger of the equity interests held in the Subject Company or other similar events, and that the authorization and delegation set out herein shall not be invalidated, revoked, derogated or otherwise affected adversely in the event of my civil disability, limited civil ability, death, divorce or other similar events.

The Power of Attorney is an integral part of the Shareholders’ Rights Entrustment Agreement. The issues uncovered herein shall be subject to the provisions stipulated in the Shareholders’ Rights Entrustment Agreement, including but not limited to governing laws, settlement of disputes, definitions and interpretation.

The authorizations are hereby granted.

Appointor: [Name]

Signature/Seal: /s/ [Name] / [Name] (Seal)

Authorized representative (Signature): /s/ [Name]

Schedule of Material Differences

One or more appointors signed a power of attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name	Percentage of Shareholdings	Signing Date
1	Zhang Shaowei	86.76%	December 13, 2018
2	Wu Yu	9.64%	December 13, 2018
3	Kunming Qiuzhen Enterprise Management Partnership (LLP)	0.39%	December 13, 2018
4	Kunming Ziyue Enterprise Management Partnership (LLP)	0.37%	December 13, 2018
5	Kunming Shuyu Enterprise Management Partnership (LLP)	2.69%	December 13, 2018
6	Kunming Mingde Enterprise Management Partnership (LLP)	0.09%	December 13, 2018
7	Kunming Mingzhi Enterprise Management Partnership (LLP)	0.06%	December 13, 2018

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